PROSPECTUS SUPPLEMENT
(To Prospectus dated December 5, 1995)

[JOHNSON CONTROLS' LOGO]

JOHNSON CONTROLS, INC.

$125,000,000
6.95% Debentures due December 1, 2045

Interest payable June 1 and December 1

ISSUE PRICE: 100%

Interest on the 6.95% Debentures due December 1, 2045 (the "Debentures") is payable semiannually on June 1 and December 1, commencing June 1, 1996. The Debentures are not redeemable prior to maturity and will not be subject to any sinking fund. The Debentures will be represented by one or more Global Securities (as herein defined) registered in the name of The Depository Trust Company ("DTC") or its nominee. Interests in the Global Securities will be shown on, and transfer thereof will be effected only through, records maintained by DTC and its participants. Except as provided herein, Debentures in definitive form will not be issued. See "Description of the Debentures."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------------------------------
                                                                 UNDERWRITING
                                               PRICE TO          DISCOUNTS AND        PROCEEDS TO
                                               PUBLIC(1)        COMMISSIONS(2)       COMPANY(1)(3)
--------------------------------------------------------------------------------------------------------
Per Debenture                            100%                 1.0%                 99.0%
--------------------------------------------------------------------------------------------------------
Total                                    $125,000,000         $1,250,000           $123,750,000
--------------------------------------------------------------------------------------------------------

(1) Plus accrued interest, if any, from December 12, 1995.
(2) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) Before deducting expenses payable by the Company, estimated at $100,000.

The Debentures are offered, subject to prior sale, when, as and if accepted by the Underwriters and subject to approval of certain legal matters by Mayer, Brown & Platt, counsel for the Underwriters. It is expected that delivery of the Debentures will be made on or about December 12, 1995 through the facilities of DTC, against payment therefor in immediately available funds. As December 12, 1995 is the fifth business day following the date hereof, purchasers of the Debentures should be aware that trading of the Debentures on the date hereof and the next succeeding business day may be affected by such five-day settlement.

J.P. MORGAN SECURITIES INC.
                   LEHMAN BROTHERS
                                     SALOMON BROTHERS INC
                                                  BA SECURITIES, INC.

December 5, 1995.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE DEBENTURES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus Supplement or the Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus Supplement and the Prospectus do not constitute an offer to sell or the solicitation of any offer to buy any securities other than the securities to which they relate or any offer to sell or the solicitation of any offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus Supplement or the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                               TABLE OF CONTENTS

                                    PROSPECTUS SUPPLEMENT
The Company.............................................................................   S-3
Recent Development......................................................................   S-3
Use of Proceeds.........................................................................   S-3
Ratio of Earnings to Fixed Charges......................................................   S-3
Description of the Debentures...........................................................   S-3
Underwriting............................................................................   S-5
Legal Opinions..........................................................................   S-5
                                          PROSPECTUS
Available Information...................................................................     2
Incorporation of Certain Documents by Reference.........................................     2
The Company.............................................................................     3
Certain Factors Relating to Foreign Currencies..........................................     3
Use of Proceeds.........................................................................     3
Description of the Debt Securities......................................................     3
Description of Debt Warrants............................................................    12
Plan of Distribution....................................................................    13
Legal Opinions..........................................................................    14
Experts.................................................................................    14

                                  THE COMPANY

The Company has four business segments: automotive, controls, plastics and battery. The automotive segment is the world's largest independent supplier of automotive seating systems and a leading supplier of automotive seating components. The controls segment is a leading worldwide supplier of facility services and control systems to education, health care, office, government, industrial and retail buildings. The plastics segment is the world's largest producer of polyethylene terepthalate plastic containers with manufacturing plants in the United States and Europe, and also is the leading worldwide supplier of plastic blowmolding machinery, injection mold tooling and parts. The battery segment is a leading supplier to the North American automotive battery market, serving both the original equipment and replacement battery markets.

Johnson Controls was founded in 1885 as the Johnson Electric Service Company. Johnson Controls' principal executive offices are located at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209 and its phone number is (414) 228-1200.

                               RECENT DEVELOPMENT

On October 30, 1995, the Company announced that it had agreed to acquire a majority interest in Roth Freres SA of France ("Roth Freres"), a major supplier of seating and interior components to the European auto industry, including Renault, Peugeot, Mitsubishi and Volvo. Roth Freres' annual sales are approximately $600 million. The Company and Roth Freres have been joint venture partners since 1988 in supplying complete seats and headliners, the fabric lining on a vehicle's ceiling, to auto customers in Europe and the United States.

                                USE OF PROCEEDS

The Company intends to use the net proceeds from the sale of the Debentures, together with available cash, to acquire a majority interest in Roth Freres. See "Recent Development."

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                        YEARS ENDED SEPTEMBER 30,
                                                                   ------------------------------------
                                                                   1995    1994    1993    1992    1991
                                                                   ----    ----    ----    ----    ----
Ratio of earnings to fixed charges(a)...........................   4.6 x   5.4 x   4.4 x   3.9 x   3.1 x

-------------------------
(a) For the purpose of computing this ratio, "earnings" consist of (a) income before income taxes (adjusted for undistributed earnings or recognized losses of partially owned affiliates which are less than 50% owned, minority interests in earnings or losses of subsidiaries, and amortization of previously capitalized interest), plus, (b) fixed charges, minus (c) interest capitalized during the period. "Fixed charges" consist of (a) interest incurred and amortization of debt expense plus (b) the portion of rent expense representative of the interest factor.

                         DESCRIPTION OF THE DEBENTURES

The following description of the particular terms of the Debentures offered hereby supplements the description of the general terms and provisions of the Debt Securities set forth in the Prospectus under "Description of the Debt Securities," to which description reference is hereby made. The following brief summaries of certain provisions contained in the Indenture dated as of February 22, 1995 (the "Indenture"), between the Company and Chemical Bank Delaware, as Trustee, do not purport to be complete, use certain terms defined in the Indenture, and are qualified in their entirety by express reference to the provisions of the Indenture.

GENERAL

Interest on the Debentures at the annual rate set forth on the cover page of this Prospectus Supplement will accrue from December 12, 1995 and is to be payable semiannually on June 1 and December 1 beginning June 1, 1996 to the persons in whose names the Debentures are registered at the close of business on the preceding May 15 and November 15, respectively.

The Debentures will be limited to $125,000,000 aggregate principal amount and will mature on December 1, 2045. The Indenture does not limit the aggregate principal amount of Debt Securities that may be issued and provides that Debt Securities may be issued from time to time in one or more series. Currently, the Company has outstanding $125,000,000 pursuant to the Indenture.

The Debentures are not entitled to the benefits of any sinking fund. The defeasance provisions of Section 13.02 of the Indenture will apply to the Debentures.

BOOK-ENTRY, DELIVERY AND FORM

The Debentures will be issued in the form of fully registered Global Securities. The Global Securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository") and registered in the name of the Depository's nominee.

The Depository has advised the Company and the Underwriters as follows: It is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Participant, either directly or indirectly ("indirect participants"). Persons who are not Participants may beneficially own securities held by the Depository only through Participants or indirect participants.

A further description of the Depository's procedures with respect to Global Securities representing Book-Entry Debentures is set forth in the Prospectus under "Description of the Debt Securities -- Global Securities." The Depository has confirmed to the Company, the Underwriters and the Trustee that it intends to follow such procedures.

SAME-DAY SETTLEMENT AND PAYMENT

Settlement for the Debentures will be made by the Underwriters in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds or the equivalent, so long as the Depository continues to make its Same-Day Funds Settlement System available to the Company.

Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, the Debentures will trade in the Depositary's Same Day Funds Settlement System, and secondary market trading activity in the Debentures will therefore be required by the Depository to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debentures.

                                  UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement, the Company has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of Debentures set forth opposite its name.

                                                                                  PRINCIPAL
                                                                                  AMOUNT OF
                                 UNDERWRITER                                      DEBENTURES
------------------------------------------------------------------------------   ------------
J.P. Morgan Securities Inc....................................................   $ 35,000,000
Lehman Brothers Inc...........................................................     35,000,000
Salomon Brothers Inc..........................................................     35,000,000
BA Securities, Inc............................................................     17,000,000
Robert W. Baird & Co. Incorporated............................................      3,000,000
                                                                                 ------------
     Total....................................................................   $125,000,000
                                                                                 ============

In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Debentures offered hereby if any Debentures are purchased.

The Underwriters propose to offer the Debentures directly to the public at the public offering price set forth on the cover page and to dealers at such price less a concession not in excess of .60% of the principal amount per Debenture. Underwriters may allow and such dealers may reallow a concession not in excess of .25% to certain other dealers. After the initial public offering, the public offering price and concessions may from time to time be changed by the Underwriters.

The Debentures are a new issue of securities with no established trading market. The Company has been advised by the Underwriters that they intend to make a market in the Debentures but are not obligated to do so and may discontinue any market making at any time without notice. There can be no assurance of a secondary market for any Debenture.

The Underwriting Agreement provides that the Company will indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in respect thereof.

In the ordinary course of their respective businesses, J.P. Morgan Securities Inc., Lehman Brothers Inc., Salomon Brothers Inc and BA Securities, Inc. and certain of their respective affiliates have engaged, and may in the future engage, in investment banking and commercial banking transactions with the Company.

                                 LEGAL OPINIONS

The legality of the Debentures is being passed upon for the Company by John P. Kennedy, Esq., Vice President, Secretary and General Counsel of the Company, and for the Underwriters by Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603.

PROSPECTUS

U.S. $350,000,000

JOHNSON CONTROLS, INC.

DEBT SECURITIES AND
WARRANTS TO PURCHASE DEBT SECURITIES

Johnson Controls, Inc. (the "Company") intends to offer from time to time up to U.S. $350,000,000 aggregate principal amount of its debt securities (the "Debt Securities"), or warrants to purchase the Debt Securities (the "Debt Warrants"). The Debt Securities and Debt Warrants (collectively, the "Securities") will be offered in one or more separate series or issues in amounts, at prices, in currencies or currency units and on terms to be determined at the time of offering. The Debt Warrants may be offered with the Debt Securities or separately. See "Plan of Distribution." If so provided in the accompanying supplement to this Prospectus (the "Prospectus Supplement"), the Debt Securities of any series may be represented by a single global note registered in the name of a depositary's nominee and, if so represented, beneficial interests in the global note will be shown on, and transfers thereof will be effected only through, records maintained by the depositary and its participants.

The terms of the Debt Securities, including, where applicable, the specific designations, aggregate principal amount, authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, if any, and any redemption or repayment terms (and similar information with respect to the Debt Securities purchasable upon exercise of each Debt Warrant), the currency, currencies, or currency unit or units in which the Debt Securities shall be payable, the terms of the Debt Warrants, including the exercise price, detachability, expiration date and other terms, the net proceeds to the Company, the names of, and the principal amount of Debt Securities or number of Debt Warrants to be purchased by or through, underwriters, dealers or agents, if any, the compensation of such persons and other special terms in connection with the offering and sale of the applicable series of the Debt Securities and the Debt Warrants, as the case may be, in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement").

The Company may sell the Debt Securities to or through underwriters, and also may sell the Debt Securities directly to other purchasers or through agents or dealers. See "Plan of Distribution."

                           -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

The date of this Prospectus is December 5, 1995.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY
REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE DEBT SECURITIES OR DEBT WARRANTS IN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     Johnson Controls, Inc., a Wisconsin corporation ("Johnson Controls" or the "Company"), is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's Office at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Debt Securities and Debt Warrants offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Debt Securities, Debt Warrants and the Company, reference is made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 1-5097) and are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994.

          2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1994, March 31, 1995 and June 30, 1995.

          3. The Company's Current Report on Form 8-K dated March 16, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities and Debt Warrants shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE (NOT INCLUDING THE EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO SECRETARY, JOHNSON CONTROLS, INC., 5757 NORTH GREEN BAY AVENUE, MILWAUKEE, WISCONSIN 53209, TELEPHONE (414) 228-1200.

                                  THE COMPANY

     The Company has four business segments: automotive, controls, plastics and battery. The automotive segment is the world's largest independent supplier of automotive seating systems and a leading supplier of automotive seating components. The controls segment is a leading worldwide supplier of facility services and control systems to education, health care, office, government, industrial and retail buildings. The plastics segment is the world's largest producer of polyethylene terepthalate plastic containers with manufacturing plants in the United States and Europe, and also is the leading worldwide supplier of plastic blowmolding machinery, injection mold tooling and parts. The battery segment is a leading supplier to the North American automotive battery market, serving both the original equipment and replacement battery markets.

     Johnson Controls was founded in 1885 as the Johnson Electric Service Company. Johnson Controls' principal executive offices are located at 5757 North Green Bay Avenue, Milwaukee, Wisconsin 53209 and its phone number is (414) 228-1200.

                 CERTAIN FACTORS RELATING TO FOREIGN CURRENCIES

     Debt Securities denominated or payable in foreign currencies or currency units may entail significant risks. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved. These risks will be more fully described in the Prospectus Supplement relating thereto.

                                USE OF PROCEEDS

     Except as may be set forth in the Prospectus Supplement, the net proceeds from the sale of the Debt Securities and the proceeds, if any, from the exercise of Debt Warrants will be used for general corporate purposes.

                       DESCRIPTION OF THE DEBT SECURITIES

     The following description of the Debt Securities sets forth the material terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The Debt Securities are to be issued under an Indenture, dated as of February 22, 1995 (the "Indenture"), between the Company and Chemical Bank Delaware, as Trustee (the "Trustee"), a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent, if any, to which such general provisions may apply to the Offered Debt Securities, will be described in the Prospectus Supplement relating to such Offered Debt Securities.

     The following summaries of the material provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular articles, sections or defined terms of the Indenture are referred to, it is intended that such articles, sections or defined terms shall be incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

GENERAL

     The Debt Securities will rank equally with all other unsecured and unsubordinated debt of the Company. The Indenture does not limit the amount of debt, either secured or unsecured, which may be issued by the Company under the Indenture or otherwise. The Debt Securities may be issued in one or more series with the same of various maturities and may be sold at par, a premium or an original issue discount. Debt Securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.

     Since the Company is a holding company, the right of the Company, and hence the rights of creditors and shareholders of the Company, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of the Company as a creditor of the subsidiary may be recognized.

     The Prospectus Supplement relating to the particular Debt Securities offered thereby will describe the following terms of the Offered Debt
Securities: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued; (4) the date or dates on which the Offered Debt Securities will mature; (5) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined; (6) the date from which such interest will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest will commence and any Regular Record Dates applicable to the dates on which interest will be so payable; (7) the place or places where the principal of (and premium, if any) and interest, if any, on the series will be payable and each office or agency where the Offered Debt Securities may be presented for transfer or exchange; (8) the dates on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund provisions, be redeemed by the Company, and the other terms and provisions of such sinking fund; (9) the currency in which payment of the principal of, premium, if any, and interest on, the Offered Debt Securities will be payable, if other than the currency of the United States; (10) the period or periods within which, and the terms and conditions upon which, an election may be made by the Company or a holder, as the case may be, for payment of the principal (and premium, if any) and interest, if any, on the series in the currency, other than that in which the series is stated to be payable; (11) whether such Offered Debt Securities are to be issued in the form of one or more permanent Global Securities and, if so, the identity of the Depositary for such Global Security or Securities; (12) the date after which and the price or prices at which and the currency in which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and the other terms and provisions of such optional redemption; (13) the inapplicability of certain provisions relating to discharge and defeasance described below under "Defeasance, Satisfaction and Discharge Prior to Maturity or Redemption"; (14) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Offered Debt Securities will be issuable; (15) information with respect to book-entry procedures, if any; (16) any deletions from, modifications of or additions to the Events of Default or covenants with respect to the Offered Debt Securities; and (17) any other terms of the Offered Debt Securities (which terms shall not be inconsistent with the provisions of the Indenture). Unless otherwise indicated in the Prospectus Supplement, principal of (and premium, if any) and interest, if any, on the Offered Debt Securities will be payable, and transfers of the Offered Debt Securities will be registrable, at the Corporate Trust Office of the Trustee, provided that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the Debt Security Register. (Sections 3.01 and 3.03)

     Unless otherwise indicated in the Prospectus Supplement, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of U.S. $1,000 or any integral multiple thereof, or the equivalent thereof in Foreign Currency. (Section 3.02) No service charge will be made for any registration of transfer or exchange of Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 3.06)

     If the purchase price of any of the Offered Debt Securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of (and premium, if any) or interest, if any, on any series of Offered Debt Securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Offered Debt Securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the applicable Prospectus Supplement relating thereto.

     The Company shall not be required to (i) issue, register the transfer of, or exchange Debt Securities of any series during the period from 15 days prior to the mailing of notice of redemption of Debt Securities of that series to the date of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, except the unredeemed portion of any Debt Security being redeemed in part. (Section 3.06)

     Some of the Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a Depositary identified in the Prospectus Supplement relating to such series.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing Debt Securities.

     Principal of, premium, if any, and interest payments on Debt Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Company, the Trustee for such Debt Securities, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal of, premium, if any, or interest thereon, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     If a Depositary for a series of Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive Debt Securities of such series in definitive form. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Debt Securities of such series so issued in definitive form will be issued in denominations, unless otherwise specified by the Company, of U.S. $1,000 and integral multiples thereof.

CERTAIN DEFINITIONS

     The following terms are defined substantially as follows in Section 1.01 of the Indenture and are used herein as so defined.

     The term "Consolidated Current Liabilities" means the aggregate of the current liabilities of the Company and its Restricted Subsidiaries (excluding liabilities of Unrestricted Subsidiaries and excluding billings on uncompleted contracts in excess of related costs and profits) appearing on the most recent available consolidated balance sheet of the Company and its Restricted Subsidiaries, all in accordance with generally accepted accounting principles. In no event shall Consolidated Current Liabilities include any obligation of the Company and its Restricted Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within 12 months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at the option of the Company or any Restricted Subsidiary for a term in excess of 12 months from the date of determination. (Section 1.01)

     The term "Consolidated Net Tangible Assets" means Consolidated Tangible Assets after deduction of Consolidated Current Liabilities. (Section 1.01)

     The term "Consolidated Tangible Assets" means the aggregate of all assets of the Company and its Restricted Subsidiaries (including the value of all existing Sale and Leaseback Transactions (as defined) and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles, but excluding the value of assets of or investments in any Unrestricted Subsidiary or any non-majority owned Subsidiary) appearing on the most recent available consolidated balance sheet of the Company and its Restricted Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves and excluding (a) any capital write-ups resulting from reappraisals of assets or of other investments after December 31, 1994 (other than a write-up of any assets constituting part of the assets and business of another corporation made in connection with the acquisition, direct or indirect, of the assets and business of such other corporation) except as permitted in accordance with generally accepted accounting principles, (b) treasury stock, (c) patent and trademark rights, goodwill, unamortized discounts and expenses and any other intangible items, all prepared in accordance with generally accepted accounting principles. (Section 1.01)

     The term "Funded Debt" means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding indebtedness of Unrestricted Subsidiaries) or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under generally accepted accounting principles would be shown on the consolidated balance sheet of the Company as a liability item other than a current liability; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by generally accepted accounting principles to be shown on the balance sheet of the Company.

     The term "Principal Property" means any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by the Company or any Restricted Subsidiary, whether owned on the date of the Indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Tangible Assets of the Company and the Restricted Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of the Board of Directors of the Company (evidenced by a certified Board Resolution delivered to the Trustee), is not of material importance to the business conducted by the Company and its Restricted Subsidiaries taken as a whole. (Section 1.01)

     The term "Restricted Subsidiary" means (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Subsidiary which was an Unrestricted Subsidiary but which, subsequent to December 31, 1994, is designated by the Company (by Board Resolution) to be a Restricted Subsidiary; provided, however, that the Company may not designate any such Subsidiary to be a Restricted Subsidiary if the Company would thereby breach any covenant or agreement contained in the Indenture (on the assumption that any Secured Debt of such Subsidiary was incurred at the time of such designation and that any Sale and Leaseback Transaction (as defined) to which such Subsidiary is then a party was entered into at the time of such designation). (Section 1.01)

     The term "Secured Debt" means indebtedness for borrowed money and any Funded Debt which is secured by a Security Interest in (a) any Principal Property or (b) any shares of capital stock or indebtedness of any Restricted Subsidiary.

     The term "Subsidiary" means any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own more than 50% of the Voting Stock (as defined). (Section 1.01)

     The term "Unrestricted Subsidiary" means (a) any Subsidiary acquired or organized after March 31, 1989; provided, however, that such Subsidiary shall not be a successor, directly or indirectly, to any Restricted Subsidiary; (b) any Subsidiary whose principal business or assets are located outside the United States of America, its territories and possessions, Puerto Rico or Canada; (c) any Subsidiary the principal business of which consists of financing or assisting in financing of customer construction projects or the acquisition or disposition of products of dealers, distributors or other customers; (d) any Subsidiary engaged in the insurance business or whose principal business is the ownership, leasing, purchasing, selling or development of real property; and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of a Subsidiary or Subsidiaries referred to above in this sentence, unless and until any such Subsidiary is designated to be a Restricted Subsidiary, as referred to above. (Section 1.01)

LIMITATION ON SECURED DEBT

     The Company will not, and will not permit any Restricted Subsidiary to, create, assume, or guarantee any Secured Debt without making effective provision for securing the Debt Securities equally and ratably with such Secured Debt (Section 5.05). This covenant does not apply to debt secured by (i) certain purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any indebtedness incurred by the Company or a Restricted Subsidiary prior to, at the time of, or within 180 days after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property, (ii) mortgages, pledges, liens, security interests or encumbrances (collectively referred to herein as "security interests") on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by the Company or a Restricted Subsidiary, (iii) security interests on property or shares of capital stock or indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Restricted Subsidiary, (iv) security interests in property or shares of capital stock or indebtedness of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that no such security interests shall extend to any other Principal Property of the Company or such Restricted Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions to such acquired property, (v) security interests on property of the Company or a Restricted Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure indebtedness of the pollution control or industrial revenue type) in order to permit the Company or any Restricted Subsidiary to perform a contract or to secure indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license, (vi) security interests on any property or assets of any Restricted Subsidiary to secure indebtedness owing by it to the Company or to another Restricted Subsidiary, (vii) any mechanics', materialmen's, carriers' or other similar lien arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not yet due or which are being contested in good faith; (viii) any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith; (ix) any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed; (x) landlords' liens on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business; or (xi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any security interest referred to in the foregoing clauses (i) to (x) inclusive. (Section 5.05)

LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

     Sale and Leaseback Transactions (which are defined to include, among other things, certain leases of more than three years) by the Company or any Restricted Subsidiary of any Principal Property, completion of construction of which and commencement of full operation of which have occurred more than 180 days prior to such sale or transfer, will be prohibited unless either (a) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt equal in amount to the amount realized or to be realized upon such sale or transfer secured by a lien on the Principal Property to be leased without equally and ratably securing the Securities, or (b) an amount equal to the value (as defined) of the Principal Property so leased is applied (subject to credits for certain voluntary retirements of the Debt Securities) to the retirement, within 120 days of the effective date of such arrangement, of indebtedness for borrowed money incurred or assumed by the Company or a Restricted Subsidiary which is recorded as Funded Debt (defined to include the Debt Securities and other long-term indebtedness of the Company or any Restricted Subsidiary) as shown on the most recent consolidated balance sheet of the Company and which in the case of such indebtedness of the Company, is not subordinate and junior in right of payment to the prior payment of the Debt Securities. (Section 5.06)

EXEMPTED INDEBTEDNESS

     Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, the Company and any one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume, or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the aggregate value of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions in connection with which indebtedness has been, or will be, retired in accordance with clause (b) of the preceding paragraph) at such time does not exceed 10% of Consolidated Net Tangible Assets. (Section 5.05(b))

RESTRICTIONS ON TRANSFER OF PRINCIPAL PROPERTY TO CERTAIN SUBSIDIARIES

     The Indenture provides that, so long as the Debt Securities of any series are outstanding, the Company will not, and will not cause or permit any Restricted Subsidiary to, transfer any Principal Property to any Subsidiary which was not a Restricted Subsidiary at the time of such transfer unless it shall apply within one year after the effective date of such transaction, or shall have committed within one year of such effective date to apply, an amount equal to the fair value of such Principal Property at the time of such transfer (as determined by the Board of Directors of the Company) (i) to the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Property or Properties or a part thereof or (ii) to the redemption of Securities or (iii) to the repayment of Funded Debt of the Company or any Restricted Subsidiary (other than Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying all or any part of such amount to such redemption the Company may, within one year of such transfer, deliver to the Trustee Debt Securities of any series (other than Debt Securities made the basis of a reduction in a mandatory sinking fund payment) for cancellation and thereby reduce the amount to be applied to the redemption of Debt Securities by an amount equivalent to the aggregate principal amount of the Debt Securities so delivered. (Section 5.07)

MERGER

     The Indenture provides that the Company may, without the consent of the Holders, consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge into any other corporation, provided that in any such case, (i) the successor corporation shall be a corporation organized and existing under the laws of the United States or a State thereof and such corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation; and (ii) immediately after giving effect to such transaction, no Default shall have occurred and be continuing. (Article Twelve)

     Other than the covenants described above, or as set forth in any accompanying Prospectus Supplement, the Indenture does not contain any covenants or other provisions designed to afford holders of the Debt Securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving the Company.

MODIFICATION OF THE INDENTURE

     With the consent of the holders ("Holders") of more than 50% in aggregate principal amount of any series of Debt Securities then outstanding, waivers, modifications and alterations of the terms of the Indenture may be made which affect the rights of the Holders of such series of Debt Securities, except that no such modification or alteration may be made which will (a) extend the time or terms of payment of the principal at maturity of, or the interest on, any such series of Debt Securities, or reduce principal or premium or the rate of interest, without the consent of the Holder thereof, or (b) without the consent of all of the Holders of any series of Debt Securities then outstanding, reduce the percentage of Debt Securities of any such series, the Holders of which are required to consent (i) to any such supplemental indenture, (ii) to rescind and annul a declaration that the Debt Securities of any series are due and payable as a result of the occurrence of an Event of Default, (iii) to waive any past Event of Default under the Indenture and its consequences and (iv) to waive compliance with certain other provisions contained in the Indenture. (Sections 5.09, 11.01 and 11.02) In addition, as indicated under "Events of Default" below, Holders of more than 50% in aggregate principal amount of the Debt Securities of any series then outstanding may waive past Events of Default in certain circumstances and may direct the Trustee in enforcement of remedies. (Section 7.07) The Company and the Trustee may, without the consent of any Holders, modify and supplement the Indenture (i) to evidence the succession of another corporation to the Company under the Indenture; (ii) to evidence and provide for the replacement of the Trustee; (iii) with the Company's concurrence, to add to the covenants of the Company for the benefit of the Holders; (iv) to modify the Indenture to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939; and for certain other purposes. (Section 11.01)

DEFEASANCE, SATISFACTION AND DISCHARGE PRIOR TO MATURITY OR REDEMPTION

     Defeasance of any Series. If the Company shall deposit with the Trustee, in trust, at or before maturity or redemption, lawful money or direct obligations of the United States (or of any other government which issued the currency in which the Debt Securities of a series are denominated) or obligations the principal of and interest on which are guaranteed by the United States (or by such other government) in such amounts and maturing at such times that the proceeds of such obligations to be received upon the respective maturities and interest payment dates of such obligations will provide funds sufficient, in the opinion of a nationally-recognized firm of independent public accountants, to pay when due the principal (and premium, if any) and interest to maturity or to the redemption date, as the case may be, with respect to any series of Debt Securities then outstanding, then the Company may cease to comply with the terms of the Indenture, including the restrictive covenants described under "Limitation on Secured Debt," "Limitation on Sale and Leaseback Transactions" and "Restrictions on Transfer of Principal Property to Certain Subsidiaries" above and the Events of Default described in clauses (d) and (e) under "Events of Default" below, except for (1) the Company's obligation to duly and punctually pay the principal of (and premium, if any) and interest on such series of Debt Securities if the Debt Securities are not paid from the money or securities held by the Trustee, (2) the Events of Default described in clauses
(a), (b), (c), (f) and (g) under "Events of Default" below, and (3) certain other provisions of the Indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to such series, the redemption and sinking fund provisions of the Indenture. Defeasance of Debt Securities of any series is subject to the satisfaction of certain specified conditions, including, among others, (i) the absence of an Event of Default at the date of the deposit, and (ii) the perfection of the Holders' security interest in such deposit. (Section 13.02)

     Satisfaction and Discharge of any Series. Upon the deposit of money or securities contemplated above and the satisfaction of certain conditions, the Company may also cease to comply with its obligation duly and punctually to pay the principal of (and premium, if any) and interest on a particular series of Debt Securities, or with any Events of Default with respect thereto, and thereafter the Holders of such series of Debt Securities shall be entitled only to payment out of the money or securities deposited with the Trustee. Such conditions include, among others, except in certain limited circumstances involving a deposit made within one year of maturity or redemption, (i) the absence of an Event of Default at the date of deposit or on the 91st day thereafter, (ii) the delivery to the Trustee by the Company of an opinion of nationally-recognized tax counsel, or receipt by the Company from, or publication of a ruling by the United States Internal Revenue Service, to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and discharge and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred, and (iii) that such satisfaction and discharge will not result in the delisting of the Debt Securities of that series from any nationally-recognized exchange on which they are listed. (Section 13.01)

     Federal Income Tax Consequences. Under current Federal income tax law, the deposit and defeasance described above under "Defeasance of any Series" will not result in a taxable event to any Holder of Debt Securities or otherwise affect the Federal income tax consequences of an investment in the Debt Securities of any series.

     The Federal income tax treatment of the deposit and discharge described above under "Satisfaction and Discharge of any Series" is not clear. A deposit and discharge may be treated as a taxable exchange of such Debt Securities for beneficial interests in the trust consisting of the deposited money or securities. In that event, a Holder of Debt Securities may be required to recognize gain or loss equal to the difference between the Holder's adjusted basis for the Debt Securities and the amount realized in such exchange (which generally will be the fair market value of the Holder's beneficial interest in such trust). Thereafter, such Holder may be required to include in income a share of the income, gain and loss of the trust. As described above, it is generally a condition to such a deposit and discharge to obtain an opinion of tax counsel, or receipt by the Company from, or publication of a ruling by the United States Internal Revenue Service, to the effect that such deposit and discharge will not alter the Holders' tax consequences that would have been applicable in the absence of the deposit and discharge. Purchasers of the Debt Securities should consult their own advisors with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than Federal income tax law.

EVENTS OF DEFAULT

     As to any series of Debt Securities, an Event of Default is defined in the Indenture as being: (a) default for 30 days in payment of any interest on the Debt Securities of such series; (b) failure to pay principal or premium with respect to the Debt Securities of such series, if any, when due; (c) failure in the deposit of any sinking fund installment with respect to any series of Debt Securities when due; (d) failure to observe or perform any other covenant in the Indenture or Debt Securities of any series (other than a covenant or warranty, a default in whose performance or whose breach is specifically dealt with in the section of the Indenture governing Events of Default), if such failure continues for 60 days after written notice by the Trustee or the Holders of at least 25% in aggregate principal amount of the Debt Securities of such series then outstanding; (e) uncured or unwaived failure to pay principal of or interest on any other obligation for borrowed money of the Company (including default under any other series of Debt Securities and including default by the Company on any guaranty of an obligation for borrowed money of a Restricted Subsidiary) beyond any period of grace with respect thereto if (i) the aggregate principal amount of any such obligation is in excess of $25,000,000 and (ii) the default in such payment is not being contested by the Company in good faith and by appropriate proceedings; (f) certain events of bankruptcy, insolvency, receivership or reorganization; or (g) any other Event of Default provided with respect to Debt Securities of that series. (Section 7.01) The Trustee or the Holders of 25% in aggregate principal amount of the outstanding Debt Securities of any series may declare the Debt Securities of such series immediately due and payable upon the occurrence of any Event of Default (after expiration of any applicable grace period); in certain cases, the Holders of a majority in principal amount of the Debt Securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest (including sinking fund payments). (Sections 7.01 and 7.07)

     The Indenture provides that the Trustee shall, within 90 days after the occurrence of a default with respect to any such series for which there are Debt Securities outstanding which is continuing, give to the Holders of such Debt Securities notice of all uncured defaults known to it (the term default to include the events specified above without grace periods); provided that, except in the case of default in the payment of principal (or premium, if any) or interest on any of the Debt Securities of any series or the payment of any sinking fund installment on the Debt Securities of any series, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding notice is in the interest of the Debt Security Holders. (Section 7.08)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default with respect to any series of such Debt Securities shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders of Debt Securities outstanding of any series unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 8.01 and 8.02) The right of a Holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent including notice and indemnity to the Trustee, but the Holder has a right to receipt of principal, premium, if any, and interest (subject to certain limitations with respect to defaulted interest) on their due dates or to institute suit for the enforcement thereof. (Sections 7.04 and 7.10)

     So long as the Debt Securities of any series remain outstanding the Company will be required to furnish annually to the Trustee an Officers' Certificate stating whether, to the best of the knowledge of the signers, the Company is in default under any of the provisions of the Indenture, and specifying all such defaults, and the nature thereof, of which they have knowledge. (Section 5.08) The Company will also be required to furnish to the Trustee copies of certain reports filed by the Company with the Securities and Exchange Commission. (Section 6.03)

     The Holders of a majority in principal amount of the Debt Securities outstanding of such series will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the Trustee, or exercising any power or trust conferred on the Trustee, provided that such direction shall be in accordance with law and the provisions of the Indenture, provided that the Trustee may decline to follow any such direction if the Trustee shall determine on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to Holders not joining in such direction. (Section 7.07) The Trustee will be under no obligation to act in accordance with such direction unless such Holders shall have offered the Trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby. (Section 8.02)

INFORMATION CONCERNING THE TRUSTEE

     The Company from time to time borrows from an affiliate of the Trustee, and maintains deposit accounts and conducts other banking transactions with such affiliate in the ordinary course of business.

     Under the Indenture, the Trustee is required to transmit annual reports to all Holders regarding its eligibility and qualifications as Trustee under the Indenture and certain related matters. (Section 7.06)

                          DESCRIPTION OF DEBT WARRANTS

     The Company may issue Debt Warrants in registered certificated form for the purchase of Debt Securities. Debt Warrants may be issued together with or separately from any Debt Securities offered by any Prospectus Supplement and, if issued together with any Debt Securities, may be attached to or separate from such Debt Securities. Debt Warrants are to be issued under Debt Warrant Agreements to be entered into between the Company and a bank or trust company, as Debt Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Debt Warrants. Copies of the forms of Debt Warrant Agreements and Debt Warrant Certificates are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the forms of Debt Warrant Agreements and Debt Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Warrant Agreements and the Debt Warrant Certificates. Section references herein are references to particular provisions of the Debt Warrant Agreements. Capitalized terms used in this Description of Debt Warrants but not defined herein have the meanings ascribed to such terms in the Debt Warrant Agreements.

GENERAL

     The Prospectus Supplement will describe the terms of the Debt Warrants offered thereby, the Debt Warrant Agreement relating to such Debt Warrants and the Debt Warrant Certificates representing such Debt Warrants, including the following: (1) the offering price; (2) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of the Debt Warrants; (3) if applicable, the designation and terms of the Debt Securities with which the Debt Warrants are issued and the number of Debt Warrants issued with each such Debt Security; (4) if applicable, the date on and after which the Debt Warrants and the related Debt Securities will be separately transferable;
(5) the principal amount of Debt Securities purchasable upon exercise of one Debt Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (6) the date on which the right to exercise the Debt Warrants shall commence and the date (the "Debt Warrant Expiration Date") on which such right shall expire; (7) federal income tax consequences; (8) the identity of the Debt Warrant Agent; and (9) any other terms of the Debt Warrants.

     Debt Warrant Certificates may be exchanged for new Debt Warrant Certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement. (Section 4.01)

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

EXERCISE OF DEBT WARRANTS

     Each Debt Warrant will entitle its holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Debt Warrants. (Section 1.01) Debt Warrants may be exercised at any time up to 5:00 p.m., New York City time, on the Debt Warrant Expiration Date set forth in the Prospectus Supplement relating to such Debt Warrants. After such time on the Debt Warrant Expiration Date (or such later date to which such Debt Warrant Expiration Date may be extended by the Company), unexercised Debt Warrants will be void. (Section 2.02)

     Debt Warrants may be exercised by delivery to the Debt Warrant Agent of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such exercise together with certain information set forth on the reverse side of the Debt Warrant Certificate. Debt Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of the Debt Warrant Certificate evidencing such Debt Warrants. Upon receipt of such payment and the Debt Warrant Certificate properly completed and duly executed at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Debt Warrants represented by such Debt Warrant Certificate are exercised, a new Debt Warrant Certificate will be issued for the remaining amount of Debt Warrants. (Section 2.03)

MODIFICATIONS

     The Debt Warrant Agreement and the terms of the Debt Warrants may be amended by the Company and the Debt Warrant Agent, without the consent of the holders, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained therein, or in any other manner which the Company and the Debt Warrant Agent may deem necessary or desirable and which will not adversely affect the interests of the holders. (Section 6.01)

ENFORCEABILITY OF RIGHTS BY HOLDERS; GOVERNING LAW

     The Debt Warrant Agent will act solely as an agent of the Company in connection with the Debt Warrant Certificates and will not assume any obligation or relationship of agency or trust for or with any holders of Debt Warrant Certificates. (Section 5.02) Holders may, without the consent of the Debt Warrant Agent or the Trustee for the applicable series of Debt Securities, enforce by appropriate legal action, on their own behalf, their right to exercise their Debt Warrants in the manner provided in their Debt Warrant Certificates and the Debt Warrant Agreement. (Section 3.03) Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of (and premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture. (Section 3.01) Except as may otherwise be provided in the Prospectus Supplement relating thereto, each issue of Debt Warrants and the applicable Debt Warrant Agreement will be governed by and construed in accordance with the laws of the State of New York. (Section 6.04)

                              PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities and the Debt Warrants (i) through underwriters or dealers, (ii) directly to one or more institutional purchasers or (iii) through agents. The Prospectus Supplement with respect to the Debt Securities or the Debt Warrants being offered thereby sets forth the terms of the offering thereof, including the name or names of any underwriters, their purchase price and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which they may be listed. Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Debt Securities or the Debt Warrants offered thereby.

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

     If underwriters are used in the sale, the Debt Securities or the Debt Warrants will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Debt Securities or Debt Warrants will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Debt Securities or the Debt Warrants offered by the Prospectus Supplement relating to such series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     Debt Securities or Debt Warrants may also be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offering and sale thereof in respect of which this Prospectus is delivered is named and any commissions payable by the Company to such agent are set forth in the Prospectus Supplement relating to such series. Unless otherwise indicated in such Prospectus Supplement, any such agent is acting on a best efforts basis for the period of its appointment.

     If so indicated in a Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase Debt Securities or Debt Warrants, as the case may be, to which such Prospectus Supplement relates providing for payment and delivery on a future date specified in such Prospectus Supplement. There may be limitations on the minimum amount which may be purchased by any such institutional investor or on the portion of the aggregate amount of the particular Debt Securities or Debt Warrants which may be sold pursuant to such arrangements. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by the Company. The obligations of any such purchasers pursuant to such delayed delivery and payment arrangements will not be subject to any conditions except that (i) such purchase shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject, and (ii) if the particular Debt Securities or Debt Warrants are being sold to underwriters, the Company shall have sold to such underwriters the total amount of such Debt Securities or Debt Warrants less the amount thereof covered by such arrangements. Underwriters will not have any responsibility in respect of the validity of such arrangements or the performance of the Company or such institutional investors thereunder.

     Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the 1933 Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may engage in transactions with, or perform services for, the Company in the ordinary course of business.

     The Company has not determined whether or not it will list any Securities on a national securities exchange. Additionally, the Company has not been advised by any underwriters that, in the event the Company determines not to list any Securities on a national securities exchange, such underwriters intend to make a market in such Securities. No assurances can be given as to the liquidity of, or trading markets for, any Securities.

                                 LEGAL OPINIONS

     The legality of the Securities will be passed upon for the Company by John
P. Kennedy, Esq., Vice President, Secretary and General Counsel of the Company. Certain legal matters will be passed upon for any underwriters by Mayer, Brown & Platt, New York, New York 10019.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended September 30, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

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